PragerMetis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors and Stockholders of

Rocky Mountain High Brands, Inc.

We consent to the incorporation by reference in the registration statement of Rocky Mountain Brands, Inc. on Form S-8 of our report dated April 12, 2019 with respect to our audit of the financial statements of Rocky Mountain High Brands, Inc. as of and for the year ended December 31, 2018.

/s/Prager Metis CPAs, LLC

Prager Metis CPAs, LLC

Basking Ridge, New Jersey

April 21, 2020

Prager Metis CPA’s, LLC

222 MOUNT AIRY ROAD

BASKING RIDGE, NJ 07920

T 908.766.9800

F 908.766.9811

www.pragermetis.com

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